Exhibit 10.31


                           IOMEGA INCENTIVE PLAN


PURPOSE:

The 1995 Iomega Incentive Plan is intended to provide financial incentive to select personnel to attain key program goals that will allow Iomega to achieve rapid profitable growth starting in the second half of 1995. The plan is very highly leveraged and focused on seizing the opportunities and attaining the upsides.

EFFECTIVE DATE

The plan is effective as of January 1, 1995.

PROGRAMS & METRICS

    Zip: bonuses are dependent upon the number of units shipped during 1995 and the gross margin percentage actually reported in financial statements for 1995;

    Tape: bonuses are dependent upon the number of units shipped during year 1995 and the gross margin percentage actually reported in financial statements for year;

    Viper: bonuses are based upon the number of units shipped in 1995 and the gross margin percentage actually reported in financial statements for the year;

    Europe: bonuses are based upon operating profit in dollars as a percent of European revenue for 1995 and sales revenues for 1995.

    Bernoulli: bonuses are based on gross profit for 1995 based on 1995 standard costs and number of units shipped in 1995;

    Corporate sales and profit: bonuses are based on sales revenue and pretax profit for 1995. The pretax profit number will exclude items such as windfalls or the incurrence of legal expenses in excess of budget.

PLAN CONDITIONS

    Plan is subject to change and/or cancellation without notice at any time.

    Management may add and delete participants, change participant's level of participation, and/or change participant's program responsibility, as management deems appropriate.

    No implied obligation exists for future continuation of Plan or continued participation of any individual.

    Participants must be employed by Iomega for the full term of the program to receive full incentive. Less than full term participation will result in less than full incentive and the amount will be determined by Iomega.